UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2019

Owc Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	5257334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (72) 2608004

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019 (the “Start Date”), OWC Pharmaceutical Research Corp. (the “Registrant”) appointed Ms. Sigal Russo as Chief Financial Officer of the Registrant and its wholly-owned Israeli subsidiary, One World Cannabis Ltd. Sigal Russo will replace Yossi Dagan who resigned as Chief Financial Officer of the Company on February 1, 2019, effective immediately. Mr. Dagan is leaving the Company on amicable terms to pursue other opportunities.

Ms. Russo, aged 40, is a Certified Public Accountant licensed in Israel. Most recently, Ms. Russo served as Senior Director of Finance of Rosetta Genomics Ltd. (NASDAQ: ROSG), a molecular diagnostics company, where she was responsible for all aspects of Rosetta Genomics’ finances, and reported to the chief financial officer. Ms. Russo served in various roles at Rosetta Genomics since 2008. Prior to her tenure at Rosetta Genomics, Ms. Russo was an audit manager at Ernst & Young in Israel, specializing in audits of companies from various fields, both publicly traded and privately owned American and Israeli entities, from 2004 to 2008. Ms. Russo holds a BA in Economics and Accounting, from the Ruppin Academic College.

Ms. Russo is entitled to the following compensation in connection with her employment with the Company:

Salary. Ms. Russo’s annual salary will be $106,370, and Ms. Russo will also receive a one-time signing bonus of $6,600.

Equity Compensation. The board of directors approved on February 4, 2019 an option grant to Ms. Russo, to purchase up to 1,500,000 shares of the Registrant’s common stock, under the Registrant’s stock incentive plan. The options shall vest over a 3-year period from the vesting start date, such that 500,000 Options shall vest upon the one year anniversary of the Start Date and the remaining Options shall vest in eight equal quarterly installments thereafter.

About OWC Pharmaceutical Research Corp

OWC Pharmaceutical Research Corp., through its wholly-owned Israeli subsidiary, One World Cannabis Ltd., (collectively “OWC” or the “Company”) conducts medical research and clinical trials to develop cannabis-based pharmaceuticals and treatments for conditions including multiple myeloma, psoriasis, fibromyalgia, PTSD, and migraines.

OWC is also developing unique and effective delivery systems and dosage forms of medical cannabis. All OWC research is conducted at leading Israeli hospitals and scientific institutions and led by internationally renowned investigators.

Contact: Mordechai Bignitz, Chief Executive Officer - OWC Pharmaceutical research crop,

info@owcpharma.com

Tel: +972-(72)-260-8004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: February 7, 2019